UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2021

Organovo Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Organovo Holdings, Inc.

440 Stevens Ave, Suite 200, Solana Beach, CA 92075

(Address of Principal Executive Offices) (Zip Code)

(858) 224-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2021, Chris Heberlig, the Chief Financial Officer (principal financial officer) (“CFO”) and President of Organovo Holdings, Inc. (the “Company”), notified the Company of his intent to resign from the Company, effective May 7, 2021. Mr. Heberlig’s resignation is not a result of any disagreement with the Company or any matter relating to its accounting or financial policies or procedures. The Company currently engages Danforth Advisors, a financial consulting firm, pursuant to the terms of that certain consulting agreement, dated August 25, 2020, by and between the Company and Danforth Advisors (the “Consulting Agreement”), to provide CFO services on a part time basis. The Company expects to interview individuals with the requisite experience to serve as Mr. Heberlig’s successor as CFO and principal financial officer and retain the Company’s new CFO and principal financial officer through Danforth Advisors pursuant to the Consulting Agreement. In the interim, the Company expects that the Board of Directors of the Company will appoint Keith Murphy, the Company’s current Executive Chairman and principal executive officer, as the Company’s Interim Chief Financial Officer, effective upon Mr. Heberlig’s resignation if a permanent Chief Financial Officer is not appointed prior to that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2021	ORGANOVO HOLDINGS, INC.

	By:	/s/ Keith Murphy
Keith Murphy
Executive Chairman